Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)                                 Registration Statement (Form S-3 No. 333-171712) of Sunstone Hotel Investors, Inc.,

(2)                                 Registration Statement (Form S-8 No. 333-170365) pertaining to the securities to be offered to employees under the 2004 Long-Term Incentive Plan of Sunstone Hotel Investors, Inc., and

(3)                                 Registration Statement (Form S-8 No. 333-155098) pertaining to the securities to be offered to employees under the 2004 Long-Term Incentive Plan of Sunstone Hotel Investors, Inc.

of our report dated July 15, 2013, with respect to the financial statements of St. Charles Hotel Investors, LLC for the year ended December 31, 2012 included in this Current Report on Form 8-K/A of Sunstone Hotel Investors, Inc. dated July 15, 2013.

/s/ Ernst & Young LLP

Irvine, California
July 15, 2013